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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Integra LifeSciences Corporation on Form S-8 to be filed on June 21, 1996 of our report dated February 20, 1996 on our audits of the consolidated financial statements of Integra LifeSciences Corporation and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Corporation's 1995 Annual Report on Form 10-K.


                                          Coopers & Lybrand L.L.P.




Princeton, New Jersey
June 20, 1996